Exhibit 99.2

Unaudited Pro Forma Condensed Combined Financial Statements

On February 16, 2012, pursuant to a Share Exchange Agreement (“Exchange Agreement”) dated February 13, 2012, Sunpeaks acquired 100% ownership interest in Healthcare Distribution Specialists LLC (“HDS”), a Delaware limited liability company, in exchange for the issuance of 200,000,000 newly-issued restricted shares of Sunpeaks’ common stock and 3,000,000 newly-issued restricted shares of Sunpeaks’ class A Preferred Stock (the “Exchange Shares”), to the former owner of HDS, resulting in HDS becoming a wholly-owned subsidiary of the Company. Also pursuant to the Exchange Agreement, 200,000,000 shares of Sunpeaks’ common stock held by Sunpeaks’ former owners were cancelled.

For financial accounting purposes, the acquisition of HDS by Sunpeaks (referred to as the “Merger”) was a reverse acquisition of Sunpeaks by HDS and was treated as a recapitalization. Accordingly, financial statements presented following the Merger will be prepared to give retroactive effect of the reverse acquisition completed on February 16, 2012, and represent the operations of HDS prior to the Merger. The Company will continue to operating under the name Sunpeaks Ventures, Inc.

Immediately prior to the Merger, Sunpeaks entered into settlement agreements to settle all of its outstanding obligations, consisting of accounts payable and accrued liabilities, notes payable, and an amount due to a related party, in exchange for payments of cash by Sunpeaks and issuance of 50,000,000 shares of common stock.

Prior to the Merger, Sunpeaks and HDS had fiscal year ends of June 30 and December 31, respectively. As of the Merger date, the Company adopted December 31 as its fiscal year end. The accompanying unaudited pro forma condensed combined financial statements were prepared based on a December 31 year end. The Unaudited Pro Forma Condensed Combined Balance Sheet at December 31, 2011 combines the historical consolidated balance sheets of Sunpeaks and HDS, giving effect to the Merger as if it had been consummated on December 31, 2011. The Unaudited Pro Forma Condensed Combined Statement of Operations for the fiscal year ended December 31, 2011 combines the historical consolidated statements of income of Sunpeaks and HDS, giving effect to the Merger as if it had occurred on January 1, 2011. The unaudited pro forma combined financial data should be read in connection with the notes to these unaudited pro forma condensed combined financial statements and the following:

•

The Company’s separate historical unaudited consolidated financial statements and the related notes included in the Company’s Quarterly Report on Form 10-Q for the six month periods ended December 31, 2011 and 2010;

•

The Company’s separate historical audited consolidated financial statements and the related notes for the fiscal year ended June 30, 2011 included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2011;

•

HDS’s separate historical audited consolidated financial statements and related notes as of and for the year ended December 31, 2011, included as exhibit 99.1 in this Form 8-K/A.

The unaudited pro forma condensed combined financial statements have been prepared for informational purposes only. The historical financial information has been adjusted to give effect to pro forma events that are: (1) directly attributable to the Merger and (2) factually supportable and reasonable under the circumstances.

The unaudited pro forma adjustments represent management’s estimates based on information available at this time. The unaudited pro forma combined financial statements are not necessarily indicative of what the financial position or results of operations actually would have been had the acquisition been completed at the dates indicated. In addition, the unaudited pro forma combined financial statements do not purport to project the future financial position or operating results of the consolidated company. The unaudited pro forma combined financial statements do not give consideration to the impact of possible revenue enhancements, expense efficiencies, future underwriting decisions or changes in the book of business that may result from the acquisition.

Unaudited Pro Forma Condensed Combined Balance Sheet

December 31, 2011

	Historical		Pro Forma
	Sunpeaks	HDS	Adjustments		Combined
ASSETS

CURRENT ASSETS
Cash	$9,916	$38,658	$(9,916)	(a)	$38,658
Accounts receivable, net	-	211,549	-		211,549
Inventory	-	12,144	-		12,144
Prepaid expenses and other current assets	-	12,568	-		12,568
Total current assets	9,916	274,919	(9,916)		274,919

Property and equipment, net	-	29,683	-		29,683

TOTAL ASSETS	$9,916	$304,602	$(9,916)		$304,602

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$54,343	$97,606	$(54,343)	(a)	$97,606
Notes payable and lines of credit	110,000	200,000	(110,000)	(a)	200,000
Due to related parties	50,000	376,745	(50,000)	(a)	376,745
Total current liabilities	214,343	674,351	(214,343)		674,351

Total liabilities	214,343	674,351	(214,343)		674,351

Commitments and contingencies

STOCKHOLDERS’ DEFICIT
Preferred stock	-	-	3,000	(b)	3,000
Common stock	370,501	1,000	49,000	(b)	420,501
Additional paid in capital	(330,560)	5,866	(91,941)	(b)	(416,635)
Accumulated deficit	(244,368)	(376,615)	244,368	(c)	(376,615)
Total stockholders’ deficit	(204,427)	(369,749)	204,427		(369,749)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$9,916	$304,602	$(9,916)		$304,602

See notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2011

	Historical		Pro Forma
	Sunpeaks	HDS	Adjustments		Combined

Revenues, net	$-	$862,750	$-		$862,750

Operating Expenses
Cost of sales	-	453,553	-		453,553
General and administrative expenses	25,816	313,826	-		339,642
Salaries and commissions	-	233,838	-		233,838
Professional fees	48,120	144,080	-		192,200
Total Operating Expenses	73,936	1,145,297	-		1,219,233

Loss from Operations	(73,936)	(282,547)	-		(356,483)

OTHER INCOME (EXPENSE)
Interest expense	(8,603)	(14,266)	8,603	(d)	(14,266)
Gain on settlement of debt	700	-	(700)	(d)	-
Total Other Income (Expense)	(7,903)	(14,266)	7,903		(14,266)

Net Loss	$(81,839)	$(296,813)	$7,903		$(370,749)

Loss per common share:
Basic	$(0.00)				$(0.00)
Diluted	$(0.00)				$(0.00)

Weighted average number of common shares outstanding:
Basic and Diluted	363,000,375		50,000,000	(b)	413,000,375

See notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 – Basis of Presentation

On February 16, 2012, pursuant to a Share Exchange Agreement dated February 13, 2012 (“Exchange Agreement”), Sunpeaks, acquired 100% ownership interest in Healthcare Distribution Specialists LLC (“HDS”), a Delaware limited liability company, in exchange for the issuance of 200,000,000 newly-issued restricted shares of Sunpeaks’ common stock and 3,000,000 newly-issued restricted shares of Sunpeaks’ class A Preferred Stock (the “Exchange Shares”), to the former owner of HDS, resulting in HDS becoming a wholly-owned subsidiary of the Company. Also pursuant to the Exchange Agreement, 200,000,000 shares of Sunpeaks’ common stock held by Sunpeaks’ former owners were cancelled. Pursuant to the Exchange Agreement, the former controlling owner of Sunpeaks resigned from the board of directors and each of his officer positions, and the former controlling owner of HDS was appointed to the board of directors and was appointed to serve as the Company’s sole officer, resulting in a change of control of the Company.

For financial accounting purposes, the acquisition of HDS by Sunpeaks (referred to as the “Merger”) was a reverse acquisition of Sunpeaks by HDS and was treated as a recapitalization. Accordingly, financial statements presented following the Merger will be prepared to give retroactive effect of the reverse acquisition completed on February 16, 2012, and represent the operations of HDS prior to the Merger. See Note 2 for further discussion.

The unaudited pro forma condensed combined financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

The accompanying unaudited pro forma condensed combined financial statements present the pro forma consolidated financial position and operations of the combined company based upon the historical financial statements of Sunpeaks and HDS, after giving effect to the Merger and adjustments described in the following footnotes, and are intended to reflect the impact of the Merger on a pro forma basis. The accompanying unaudited pro forma condensed combined financial statements are presented for illustrative purposes only.

The accompanying unaudited Pro Forma Condensed Combined Balance Sheet at December 31, 2011 combines the historical consolidated balance sheets of Sunpeaks and HDS, giving effect to the Merger as if it had been consummated on December 31, 2011. The unaudited Pro Forma Condensed Combined Statement of Operations for the fiscal year ended December 31, 2011 combines the historical consolidated statements of operations of Sunpeaks and HDS, giving effect to the Merger as if it had occurred on January 1, 2011. Prior to the Merger, Sunpeaks and HDS had fiscal year ends of June 30 and December 31, respectively. As of the Merger date, the Company adopted December 31 as its fiscal year end.

Note 2 - Merger

Sunpeaks, acquired 100% ownership interest in HDS in exchange for the issuance of 200,000,000 newly-issued restricted shares of Sunpeaks’ common stock and 3,000,000 newly-issued restricted shares of Sunpeaks’ class A Preferred Stock to the former owner of HDS. Also pursuant to the Exchange Agreement, 200,000,000 shares of Sunpeaks’ common stock held by Sunpeaks’ former owners were cancelled. Pursuant to the Exchange Agreement, the former controlling owner of Sunpeaks resigned from the board of directors and each of his officer positions, and the former controlling owner of HDS was appointed to the board of directors and was appointed to serve as the Company’s sole officer, resulting in a change of control of the Company.

Reverse recapitalization accounting is attributable to a long-held position of the staff of the SEC as the acquisition of a non-operating public shell company does not qualify as a business for business combination purposes, as described in ASC Topic 805, Business Combinations. Reverse recapitalization accounting applies when a non-operating public shell company acquires a private operating company and the owners and management of the private operating company have actual or effective voting and operating control of the combined company. In the Merger transaction, Sunpeaks qualifies as a non-operating public shell company because as of the Merger date, Sunpeaks held nominal net monetary assets, consisting of cash.

A reverse recapitalization is equivalent to the issuance of stock by the private operating company for the net monetary assets of the public shell corporation accompanied by a recapitalization with accounting similar to that resulting from a reverse acquisition, except that no goodwill or other intangible assets are recorded. Under recapitalization accounting, the equity of the accounting acquirer, HDS, is presented as the equity of the combined enterprise and the capital stock account of HDS is adjusted to reflect the par value of the outstanding stock of the legal acquirer (Sunpeaks) after giving effect to the number of shares issued in the business combination. Shares retained by Sunpeaks are reflected as an issuance as of the merger date for the historical amount of the net assets of the acquired entity which in this case is zero.

Note 3 – Sunpeaks’ Historical Results of Operations

Prior to the Merger, Sunpeaks and HDS had fiscal year ends of June 30 and December 31, respectively. As of the Merger date, the Company adopted December 31 as its fiscal year end. The following table presents a reconciliation of the results of operations of Sunpeaks prior to the Merger, as previously filed with the SEC, to the results of operations of Sunpeaks for the twelve months ended December 31, 2011, as presented in the accompanying Pro Forma Condensed Combined Statement of Operations.

	As Previously Filed			As Presented
	Twelve Months Ended June 30, 2010	Six Months Ended December 31, 2010	Six Months Ended December 31, 2011	Twelve Months Ended December 31, 2011

Revenues, net	$ -	$ -	$ -	$ -

Operating Expenses
Cost of sales	-	-	-	-
General and administrative expenses	22,666	11,527	14,677	25,816
Salaries and commissions	-	-	-	-
Professional fees	46,635	24,275	25,760	48,120
Total Operating Expenses	69,301	35,802	40,437	73,936

Loss from Operations	(69,301)	(35,802)	(40,437)	(73,936)

OTHER INCOME (EXPENSE)
Interest expense	(5,074)	(2,016)	(5,545)	(8,603)
Gain on settlement of debt	700	-	-	700
Total Other Income (Expense)	(4,374)	(2,016)	(5,545)	(7,903)

Net Loss	$ (73,675)	$ (37,818)	$ (45,982)	$ (81,839)

Note 4 - Pro Forma Adjustments

Pro forma adjustments are necessary to reflect events that are: directly attributable to the Merger; factually supportable, and expected to have a continuing impact. The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

(a)	To remove carrying value of Sunpeaks’ net assets that either did not carry over or were settled in conjunction with the merger.

(b)

To eliminate Sunpeaks’ historical stockholders’ equity accounts, recapitalize HDS’s historical stockholder’s equity accounts, and adjust stockholders’ equity accounts to reflect issued equity, based on the equity structure of Sunpeaks, to be the sum of: (1) HDS’s issued equity immediately prior to the Merger and (2) the issued shares retained by former stockholders’ of Sunpeaks, pursuant to the Merger, which includes 50,000,000 shares of common stock issued immediately prior to and in connection with the Merger, to settle outstanding debt of Sunpeaks.

(c)	To eliminate Sunpeaks’ historical accumulated deficit and to adjust accumulated deficit to equal HDS’s accumulated deficit as of December 31, 2011.

(d)	To eliminate Sunpeaks’ interest expense and gain on settlement of debt related to debt extinguished in connection with the Merger.

Note 5 –Loss per Share

Basic net loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period. Diluted net loss per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. In periods when losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive.

The combined entity’s financial statements are prepared as if the transaction had been completed at the beginning of the period. The net loss and shares used in computing the net income loss per share for the year ended December 31, 2011 is based on weighted average common shares outstanding during the period. The effect of the additional shares of common stock issued as part of the Merger has been included for purposes of presenting pro forma net loss per share.